Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 27, 2017 relating to the combined financial statements of ProShares Trust II, the individual financial statements of each of the funds comprising ProShares Trust II, the effectiveness of internal control over financial reporting of ProShares Trust II, and the effectiveness of internal control over financial reporting of each of the individual funds comprising ProShares Trust II, which appear in ProShares Trust II’s Annual Report on Form 10-K for the year ended December 31, 2016. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

We hereby consent to the use in this Registration Statement on Form S-1 of ProShares Trust II, of our report dated November 13, 2017 relating to the financial statements of ProShares QuadPro U.S. Large Cap, ProShares QuadPro Short U.S. Large Cap, ProShares QuadPro U.S. Small Cap and ProShares QuadPro Short U.S. Small Cap, (each a series of the ProShares Trust II), which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Baltimore, Maryland

November 13, 2017